As filed with the Securities and Exchange Commission on November 13, 2000
                                        Registration Statement No. 333-_________
________________________________________________________________________________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                SYSCO CORPORATION
             (Exact name of registrant as specified in its chart
         Delaware                                               71-1648137
-----------------------------                                -----------------
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                 1390 Enclave Parkway, Houston, Texas 77077-2099
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                SYSCO CORPORATION 2000 MANAGEMENT INCENTIVE PLAN

                   SYSCO CORPORATION 2000 STOCK INCENTIVE PLAN

                            (Full title of the plan)

                       Michael C. Nichols, Vice President,
                     General Counsel and Assistant Secretary
                                Sysco Corporation
                              1390 Enclave Parkway
                            Houston, Texas 77077-2099
                     (Name and address of agent for service)

                                 (281) 584-1390
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           B. Joseph Alley, Jr., Esq.
                          Arnall Golden & Gregory, LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8500

                                                     CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                          Proposed maximum         Proposed maximum          Amount of
Title of each class of              Amount to be          offering price per       aggregate                 registration
securities to be registered         registered            share                    offering price            fee(1)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value         4,000,000(2)        $52.03125                 $  208,125,000           $ 54,945.00
Common Stock, $1.00 par value        25,000,000(3)        $52.03125                 $1,300,781,250           $343,406.25
  Total                              29,000,000           $52.03125                 $1,508,906,250           $398,351.25
------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rules 457(c) and 457(h), based upon the average of the high and low prices reported for the Common Stock on November 6, 2000 as quoted on the New York Stock Exchange.

(2) Represents shares of common stock issuable under the Sysco Corporation 2000 Management Incentive Plan.

(3) Represents shares of common stock issuable under the Sysco Corporation 2000 Stock Incentive Plan. Pursuant to Rule 429 under the Securities Act of 1933, as amended, an additional 17,428,526 shares of common stock are being carried forward from Registration Statement No. 333-01255 and Registration

     Statement No. 333-45820 relating to the Sysco Corporation 1991 Stock Option Plan. These shares of common stock are or may become available for issuance under the 2000 Stock Incentive Plan to the extent they are subject to options issued and outstanding under the 1991 Stock Option Plan which are forfeited, expire, or are canceled without delivery of shares or are not subject to outstanding options under the 1991 Stock Option Plan. Filing fees of $111,621 were previously paid in connection with the filing of these registration statements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. The following documents are incorporated by reference in the Registration Statement:

     (a) Sysco's Annual Report on Form 10-K for the fiscal year ended July 1, 2000.

     (b)  Sysco's Current Report on Form 8-K filed on August 3, 2000.

     (c)  Sysco's Current Report on Form 8-K filed on October 20, 2000.

     (d)  Sysco's Current Report on Form 8-K filed on October 26, 2000.

     (e)  Sysco's Current Report on Form 8-K Filed on November 6, 2000.

     (f) Sysco's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

     (g) The description of Sysco's common stock contained in its registration statement filed under Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description, as updated by the description of capital stock contained in Sysco's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2000.

     (h) All documents subsequently filed by Sysco pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters will be passed upon for Sysco by Arnall Golden & Gregory, LLP, Atlanta, Georgia. Jonathan Golden, the sole stockholder of Jonathan Golden P.C. (a partner of Arnall Golden & Gregory, LLP), is a director of Sysco. As of October 26, 2000, attorneys with Arnall, Golden & Gregory, LLP beneficially owned an aggregate of approximately 75,000 shares of Sysco's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sysco is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides for indemnification of officers, directors and other persons for losses and expenses incurred under certain circumstances. Sysco's Restated Certificate of Incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Pursuant to Sysco's Bylaws, Sysco maintains insurance on behalf of, and may indemnify, officers, directors, employees and agents of Sysco against any liability asserted against them or incurred by them in any such capacity, or arising out of their status as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.    EXHIBIT
-----------    -------

4(a) Restated Certificate of Incorporation, (Incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4(b)           Certificate  of  Amendment  of   Certificate   of   Incorporation
               increasing   authorized  shares  (Incorporated  by  reference  to
               Exhibit 3(d) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended January 1, 2000).

4(c) Amended and Restated Bylaws of Sysco Corporation as amended May 12, 1999, (Incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 3, 1999).

4(d) Form of Amended Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29,
               1996).

4(e) Senior Debt Indenture, dated as of June 15, 1995, between Sysco Corporation and First Union National Bank, as Trustee. (Incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 (No. 333-52897)).

4(f) First Supplemental Indenture, dated as of June 27, 1995, between Sysco Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(g) Second Supplemental Indenture, dated as of May 1, 1996, between Sysco Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

Exhibit No.    Exhibit
-----------    -------

4(h) Third Supplemental Indenture, dated as of April 25, 1997, between Sysco Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28,
               1997).

4(i) Fourth Supplemental Indenture, dated as of April 25, 1997, between Sysco Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28,
               1997).

4(j) Fifth Supplemental Indenture, dated as of July 27, 1998, between Sysco Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27,
               1998).

4(k) Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated May 31, 1996 (Incorporated by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27,
               1996).

4(l)           Agreement  and  Seventh  Amendment  to  Competitive  Advance  and
               Revolving Credit Facility Agreement dated as of June 27, 1997 (Incorporated by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28,
               1997).

4(m) Agreement and Eighth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of June 28, 1998 (Incorporated by reference to Exhibit 4(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 3,
               1999).

4(n) Agreement and Ninth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of December 1, 1999 (Incorporated by reference to Exhibit 4(j) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended January 1,
               2000).

5*             Opinion of Arnall Golden & Gregory, LLP regarding legality.

15* Acknowledgement Letter of Arthur Andersen LLP re: Unaudited Interim Financial Information.

23(a)*         Consent of Arnall  Golden &  Gregory,  LLP  (Included  as part of
               Exhibit 5 hereto).

23(b)*         Consent of Arthur Andersen LLP.

24* Power of Attorney (included as part of the signature page hereto).

Exhibit No.    Exhibit
-----------    -------

99(a) Sysco Corporation 2000 Management Incentive Plan (Incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on September 25, 2000).

99(b) Sysco Corporation 2000 Stock Incentive Plan (Incorporated by reference to Appendix B to the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on September 25, 2000).

------------------
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such internal financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on November 13, 2000.

                                    SYSCO CORPORATION

                                    By: /s/ Charles H. Cotros
                                       ________________________________
                                       Charles H. Cotros
                                       Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles H. Cotros, John K. Stubblefield, Jr. and Richard J. Schnieders and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                            Title                          Date
----                            -----                          ----

/s/ Charles H. Cotros           Chairman and Chief Executive   November 13, 2000
-----------------------------   Officer (Principal Executive
Charles H. Cotros               Officer)


/s/ John K. Stubblefield, Jr.   Executive Vice President,      November 13, 2000
-----------------------------   Finance and Administration
John K. Stubblefield, Jr.       Administration (Principal
                                Financial and Accounting Officer)


/s/ John W. Anderson            Director                       November 13, 2000
-----------------------------
John W. Anderson

/s/ Colin G. Campbell           Director                       November 13, 2000
-----------------------------
Colin G. Campbell


/s/ Judith B. Craven            Director                       November 13, 2000
-----------------------------
Judith B. Craven


/s/ Frank A. Godchaux III       Director                       November 13, 2000
-----------------------------
Frank A. Godchaux III


/s/ Jonathan Golden             Director                       November 13, 2000
-----------------------------
Jonathan Golden


/s/ Thomas E. Lankford          Director                       November 13, 2000
-----------------------------
Thomas E. Lankford


/s/ Richard G. Merrill          Director                       November 13, 2000
-----------------------------
Richard G. Merrill


/s/ Frank H. Richardson         Director                       November 13, 2000
-----------------------------
Frank H. Richardson


/s/ Richard J. Schnieders       Director                       November 13, 2000
-----------------------------
Richard J. Schnieders


/s/ Phyllis S. Sewell           Director                       November 13, 2000
-----------------------------
Phyllis S. Sewell


/s/ John F. Woodhouse           Director                       November 13, 2000
-----------------------------
John F. Woodhouse

                                  EXHIBIT INDEX

EXHIBIT NO.    EXHIBIT
-----------    -------

4(a) Restated Certificate of Incorporation, (Incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4(b)           Certificate  of  Amendment  of   Certificate   of   Incorporation
               increasing   authorized  shares  (Incorporated  by  reference  to
               Exhibit 3(d) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended January 1, 2000).

4(c) Amended and Restated Bylaws of Sysco Corporation as amended May 12, 1999, (Incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 3, 1999).

4(d) Form of Amended Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29,
               1996).

4(e) Senior Debt Indenture, dated as of June 15, 1995, between Sysco Corporation and First Union National Bank, as Trustee. (Incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 (No. 333-52897)).

4(f) First Supplemental Indenture, dated as of June 27, 1995, between Sysco Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(g) Second Supplemental Indenture, dated as of May 1, 1996, between Sysco Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(h) Third Supplemental Indenture, dated as of April 25, 1997, between Sysco Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28,
               1997).

4(i) Fourth Supplemental Indenture, dated as of April 25, 1997, between Sysco Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28,
               1997).

EXHIBIT NO.    EXHIBIT
-----------    -------

4(j) Fifth Supplemental Indenture, dated as of July 27, 1998, between Sysco Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27,
               1998).

4(k) Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated May 31, 1996 (Incorporated by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27,
               1996).

4(l)           Agreement  and  Seventh  Amendment  to  Competitive  Advance  and
               Revolving Credit Facility Agreement dated as of June 27, 1997 (Incorporated by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28,
               1997).

4(m) Agreement and Eighth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of June 28, 1998 (Incorporated by reference to Exhibit 4(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 3,
               1999).

4(n) Agreement and Ninth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of December 1, 1999 (Incorporated by reference to Exhibit 4(j) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended January 1,
               2000).

5*             Opinion of Arnall Golden & Gregory, LLP regarding legality.

15* Acknowledgement Letter of Arthur Andersen LLP re: Unaudited Interim Financial Information.

23(a)*         Consent of Arnall  Golden &  Gregory,  LLP  (included  as part of
               Exhibit 5 hereto).

23(b)*         Consent of Arthur Andersen LLP.

24* Power of Attorney (included as part of the signature page hereto).

99(a) Sysco Corporation 2000 Management Incentive Plan (Incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on September 25, 2000).

99(b) Sysco Corporation 2000 Stock Incentive Plan (Incorporated by reference to Appendix B to the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on September 25, 2000).

------------------
* Filed herewith.